UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 27, 2013

StoneMor Partners L.P.

(Exact name of registrant as specified in its charter)

Delaware	001-32270	80-0103159
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

311 Veterans Highway, Suite B, Levittown, PA 19056

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (215) 826-2800

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 27, 2013, the Board of Directors (the “Board”) of StoneMor GP LLC (“StoneMor GP”), the general partner of StoneMor Partners L.P. (the “Partnership”), elected Howard T. Slayen to serve as a director of StoneMor GP effective December 1, 2013. On November 27, 2013, Peter K. Grunebaum, a director of StoneMor GP and a member of the Audit Committee, Conflicts Committee and Trusts and Compliance Committee (collectively, the “Committees”), notified the Board that he would retire as a director of StoneMor GP and a member of the Committees effective March 31, 2014. Mr. Slayen was elected a member of the Committees following Mr. Grunebaum’s retirement on March 31, 2014.

Mr. Slayen, 66, has been an independent financial consultant since June 2001. From October 1999 to June 2001, Mr. Slayen served as Executive Vice President and Chief Financial Officer of Quaartz Inc., a web-hosted communications company. From 1971 to September 1999, Mr. Slayen held various positions with PricewaterhouseCoopers as a tax and financial advisory partner. Mr. Slayen currently serves as a director and member of the Audit Committee of Aehr Test Systems, a NASDAQ listed company that primarily designs, engineers and manufactures test and burn-in equipment used in the semiconductor industry. Mr. Slayen received a B.A. in Economics and Accounting from Claremont McKenna College and a J.D. from the University of California, Berkeley School of Law.

In connection with his election as a director of StoneMor GP, Mr. Slayen is entitled to receive standard director compensation available to other directors of StoneMor GP, including an annual cash retainer of $30,000, an annual retainer of $12,500 payable in restricted phantom units (“phantom units”) issued under the Partnership’s Long-Term Incentive Plan, as amended, an additional $10,000 annual retainer which can be received in cash, phantom units or a combination of cash and phantom units at the director’s election, as well as a meeting fee of $2,000 for each meeting of the Board attended in person and $750 for each committee meeting attended in person, a fee of $500 for participation in each telephone Board call that is greater than one hour, but less than two hours, and $1,000 for participation in each telephone Board call that is two hours or more.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STONEMOR PARTNERS L.P.

By:	StoneMor GP LLC
its general partner

By:	/s/ Timothy K. Yost
Name:	Timothy K. Yost
Title:	Chief Financial Officer

Date: December 3, 2013